                                                                   EXHIBIT 10.7

           Amendment No. 6 to Letter Agreement Dated August 15, 1994

This Amendment No. 6 ("Amendment No. 6") to the Letter Agreement dated August 15, 1994 (the "Letter Agreement") amended as of October 17, 1994 ("Amendment No. 1"), as of August 16, 1996 ("Amendment No. 2"), as of August 31, 1997 ("Amendment No. 3"), and as of August 31, 1998 ("Amendment No. 4"), and as of August 31, 1999 ("Amendment No. 5"), is made as of the 31st day of August, 2000 by and between Orchard Capital Corporation, a California corporation, 6922 Hollywood Blvd., Suite 900, Los Angeles, California 90028 ("Consultant") and MAI Systems Corporation, a Delaware corporation, 9600 Jeronimo Road, Irvine, California 92718 ("MAI") with reference to the following facts:

A. On or about August 15, 1994, the parties entered into the Letter Agreement pursuant to which Consultant was to provide the services of its employee, Richard S. Ressler, to MAI, on various terms and conditions in exchange for certain consideration to be paid by MAI to Consultant.

B. On or about October 17, 1994, pursuant to Amendment No. 1, certain terms of the Agreement were amended.

C. On or about August 16, 1996, the term of the Agreement expired but the Consultant continued to perform services for MAI and, pursuant to Amendment No. 2, the parties extended the term of the consultancy up through and including August 31, 1997 and amended certain terms of the Agreement to be effective during the term extension.

D. On or about August 31, 1997, the term of the Agreement (as extended by Amendment No. 2) expired but the Consultant continued to perform services for MAI and, pursuant to Amendment No. 3, the parties extended the term of the consultancy up through and including August 31, 1998 and amended certain terms of the Agreement to be effective during the term extension.

E. On or about August 31, 1998, the term of the Agreement (as extended by Amendment No. 3) expired but the Consultant continued to perform services for MAI and, pursuant to Amendment No. 4, the parties extended the term of the consultancy up through and including August 31, 1999 and amended certain terms of the Agreement to be effective during the term extension.

F. On or about August 31, 1999, the term of the Agreement (as extended by Amendment No. 4) expired but the Consultant continued to perform services for MAI and, pursuant to Amendment No. 5, the parties extended the term of the consultancy up through and including August 31, 2000 and amended certain terms of the Agreement to be effective during the term extension.

G. The extended term of the Agreement in Amendment No. 5 is scheduled to expire and the parties seek to extend the term of the consultancy and to amend certain terms of the Agreement to be effective during the term extension.

Now, therefore, in consideration of the mutual benefits to be derived hereunder, the parties agree as follows:

1) Extension of Term. The term of the consultancy shall be extended up through and including August 31, 2001.

2.) Fixed Compensation. During the period of extension, i.e. from September 1, 2000 up through and including August 31, 2001, Consultant shall be compensated at the monthly rate of Twenty-four Thousand and no/100 Dollars ($24,000).

3.) Equity Compensation. MAI shall consider the appropriate equity compensation for Consultant for services rendered during the term extension. The parties acknowledge that equity compensation may take the form of warrants to purchase shares of MAI's Common Stock, participation in one of its stock option plans, or otherwise. Nothing herein shall be construed to commit MAI to pay any equity compensation to Consultant for services during the period of extension.

4.) Confirmation of Other Terms and Conditions. In all other respects the parties reaffirm and acknowledge all of the terms and conditions set forth in the Agreement and Amendment Nos. 1, 2, 3, 4 and 5.

In witness whereof, the parties have executed this Amendment No. 6 as of August 31, 2000.

Orchard Capital Corporation                     MAI Systems Corporation

By:                                             By:
     --------------------------                      ---------------------------
     Richard S. Ressler                              W. Brian Kretzmer
     President                                       Chief Executive Officer





                                       2